Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in:

•                  the Registration Statement (Form S-8 No. 333-130340) pertaining to the SunPower Corporation 2005 Stock Incentive Plan, 1996 Stock Plan, 1988 Incentive Stock Plan and Options Granted to Certain Employees and Consultants of SunPower Corporation,

•                  the Registration Statement (Form S-8 No. 333-140197) pertaining to the PowerLight Corporation Common Stock Option and Common Stock Purchase Plan and certain option agreements with certain individuals,

•                  the Registration Statement (Form S-3 No. 333-140198) pertaining to the registration of shares of Class A Common Stock for resale by certain holders,

•                  the Registration Statement (Form S-3 No. 333-140272) pertaining to the registration of shares of Class A Common Stock, Preferred Stock, Debt Securities and Warrants, and

•                  the Registration Statement (Form S-8 No. 333-142679) pertaining to the Amended and Restated SunPower Corporation 2005 Stock Incentive Plan, 1996 Stock Plan, 1988 Incentive Stock Plan and options granted to certain employees and consultants of SunPower Corporation, of our report dated July 2, 2007, with respect to the consolidated financial statements of SunPower Corporation, Systems (f/k/a PowerLight Corporation) included in SunPower Corporation’s Current Report on Form 8-K dated July 19, 2007 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
July 16, 2007